EXHIBIT 10.13(f)

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is made as of the 5th day of October, 2012, by and between SYUFY ENTERPRISES, L.P., a California limited partnership (“Landlord”) successor-in-interest to Syufy Enterprises, a California limited partnership (“Original Landlord”), and CENTURY THEATRES, INC., a California corporation (“Tenant”) successor-in-interest to Century Theatres of Nevada, a Nevada corporation (“Original Tenant”).

W I T N E S S E T H:

WHEREAS, Original Landlord and Original Tenant entered into that certain Lease dated as of September 30, 1995 (as amended, the “Lease”) for certain Premises located in the City of Henderson, Clark County, Nevada, all as more fully set out therein; and

WHEREAS, the parties desire to amend the Lease as hereinafter provided.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and notwithstanding anything in the Lease to the contrary, Landlord and Tenant agree as follows:

1. Tenant Improvements: Within twelve (12) months of the date hereof, Tenant shall replace the entire existing roof on the Leased Premises, at Tenant’s sole cost and expense (“Tenant’s Improvement Work”). Tenant’s Improvement Work shall be completed in a good and workmanlike manner, free and clear of any mechanic liens, as required per Section 7.01 (B) of the Lease.

2. Early Termination: In consideration of Tenant replacing the roof on the Leased Premises as set forth in Section 1 above, Section 15 (c) of the Fourth Amendment to Lease, which provides Landlord the right to terminate the Lease if the 12% Rent Conversion occurs, is hereby deleted and is replaced with the following:

“(c) In the event the costs of maintaining and/or replacing the existing heating and air-conditioning equipment exceed twenty thousand dollars ($20,000.00) in any twelve (12) month period (“Additional Repair Costs”), Tenant shall have the right, upon thirty (30) days prior written notice to Landlord together with written evidence of such Additional Repair Costs delivered to Landlord (the “Termination Notice”), to terminate this Lease. If Tenant provides Landlord with a Termination Notice, Landlord shall then have the right, but not the obligation, to vitiate the Termination Notice, by giving Tenant notice thereof within fifteen (15) days after Landlord receives Tenant’s Termination Notice and Landlord paying to Tenant the Additional Repair Costs. Reimbursement of the Additional Repair Costs shall be made to Tenant by Landlord upon Tenant’s submission of a written request to Landlord for reimbursement of the Additional Repair Costs accompanied by reasonable supporting documentation verifying that such costs have been paid by Tenant. In the event reimbursement of such Additional Repair Costs is not made in a timely manner, Tenant (without further notice to Landlord) may recoup Additional Repair Costs against rent and/or other charges due under the Lease.”

3. Capitalized Terms. All capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Lease.

4. Ratification of Lease. As modified by this Amendment, the Lease is hereby ratified in its entirety and shall remain in full force and effect.

5. Counterparts; Facsimile Signatures. The parties may execute this Amendment in one or more counterparts, all of which when taken together will constitute one and the same instrument. Signatures transmitted by facsimile or other electronic means shall be effective and binding in the same manner as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:

SYUFY ENTERPRISES, L.P.,

a California limited partnership

By:	Syufy Properties, Inc., a California corporation
Its:	General Partner

	By:	/s/ William Vierra
William Vierra
	Its:	Senior Vice President

TENANT:

CENTURY THEATRES, INC.,

a California corporation

By:	/s/ Paul A. Ledbetter
Name:	Paul A. Ledbetter
Its:	Vice President-Real Estate Counsel

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